Exhibit 99.1

Allbirds Announces Financing Strategy to Support Growth Plans

Strengthens Financial Position with Expanded Credit Facility and

Flexibility for Future Strategic Equity Sales

SAN FRANCISCO, June 30, 2025 (GLOBE NEWSWIRE) – Allbirds, Inc. (NASDAQ: BIRD) (the “Company” or “Allbirds”), a global lifestyle brand that innovates with sustainable materials to make better products in a better way, today announced the following financing agreements that are expected to optimize working capital and enhance financial flexibility to support the Company’s long-term growth plans.

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A new $75 million asset-based revolving credit facility with Second Avenue Capital Partners, consisting of a $50 million tranche and a $25 million accordion feature. The new facility, which replaces the Company’s previous $50 million revolving credit facility maturing in April 2026, has a maturity date of June 30, 2028 and is priced at SOFR plus 575 basis points.

•	A sales agreement with TD Cowen, which may allow the Company to sell, from time to time, up to $50 million of shares of Class A common stock through an At-the-Market (ATM) program.

These agreements are part of a comprehensive financing strategy that will help support Allbirds’ previously announced initiatives to reignite product and marketing, with the flow of new products beginning in the coming weeks. Highlighted initiatives include:

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An initial drop of Allbirds’ new fall product lineup will be available in mid-July, the first of more than 15 new styles spanning casual, elevated and relaxed silhouettes brought to life with modern design, unique materials and Allbirds’ signature comfort.

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In support of upcoming product introductions, the Company launched a new marketing strategy earlier this year, underpinned by its Allbirds by Nature brand platform, and designed to build long-term brand equity.

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The Company is focused on building a standout customer experience, both online and in-store, aimed at driving increased engagement and sales. A store refresh program commenced in the second quarter of 2025 and a broad-based website redesign is slated to launch in July.

“Our teams are laser-focused on executing our product, marketing, and customer experience strategies,” said Joe Vernachio, CEO. “We’re taking deliberate steps to strengthen our financial position as we enter this next chapter, while continuing to prioritize operational discipline and focus on driving long-term, profitable growth.”

The financing strategy announced today provides Allbirds with access to supplemental capital, increased liquidity and additional financial flexibility to support its growth plans. Allbirds remains in strong financial condition with $39.1 million of cash and cash equivalents on its balance sheet as of March 31, 2025.

Annie Mitchell, CFO, added, “We’re pleased to have put in place a comprehensive financing package, including a new credit facility with a higher borrowing base and improved terms. Importantly, these actions enhance our capital structure and provide the Company with increased optionality as we pursue our growth plans. We are continuing to act with financial discipline as we focus on driving long-term profitable growth and building durable value for our shareholders.”

TD Cowen acted as Exclusive Financial Advisor to Allbirds. Holland & Hart LLP served as legal counsel to Allbirds. TD Cowen is also acting as Sales Agent to Allbirds. Allen Overy Shearman Sterling US LLP served as legal counsel to TD Cowen.

A registration statement registering $22,500,000 of the Class A common stock to be sold under the ATM program has been filed with the SEC but is not yet effective, and these securities may not be sold nor offers accepted until effectiveness. This press release is neither an offer to sell nor solicitation to buy these securities, and no sales will occur in any jurisdiction where such would be unlawful prior to registration or qualification under applicable securities laws.

About Allbirds, Inc.

Allbirds is a global modern lifestyle footwear brand, founded in 2015 with a commitment to make better things in a better way. That commitment inspired the company’s first product, the now iconic Wool Runner; and today, inspires a growing assortment of products known for superior comfort. Allbirds designs its products to be materially different by turning away from convention toward nature’s inspiration with materials like Merino wool, tree fiber and sugarcane. For more information, please visit www.allbirds.com.

Forward-Looking Statements

This press release contains “forward-looking” statements, as defined under federal securities laws, based on management’s beliefs and assumptions and information currently available to management. All statements other than historical facts, including statements regarding our financing strategy, future financial performance, planned growth initiatives, anticipated benefits of our new credit facility and ATM program, product launches, marketing investments, customer experience enhancements, expected return to top line growth, and objectives for future operations are forward-looking statements.

Forward-looking statements are neither historical facts nor assurances of future performance. They are based only on our current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results to differ materially from those indicated in the forward-looking statements include, among others, the competitive marketplace, our ability to attract and retain customers, our ability to execute our growth strategies, and economic conditions. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement.

Investor Relations

ir@allbirds.com

Media Contact

press@allbirds.com